Exhibit 99.1

LA CROIX ‘SPARKLES’

NATIONAL BEVERAGE CORP.’S

FIRST HALF PERFORMANCE

FORT LAUDERDALE, FL, December 11, 2014 . . . National Beverage Corp. (NASDAQ: FIZZ) today reported six-month results:

(In thousands, except EPS)

		Six Months Ended
		Nov. 1, 2014	Oct. 26, 2013

●	Sales	$338,212	$340,019
●	EBITDA*	$49,182	$43,578
●	Net Income	$28,321	$24,567
●	Earnings per Share	$.61	$.52

For the Trailing Twelve Months ended November 1, 2014 –

(In millions, except EPS)

Sales	Net Income	EBITDA*	EPS
$639.3	$47.4	$81.1	$1.01

“Reporting ‘best-ever’ first-half earnings creates much excitement,” stated Nick A. Caporella, Chairman and Chief Executive Officer. “Yes . . . LaCroix logged another quarter of spectacular performance; yes . . . the growth of our higher-margin Power+ portfolio continues to generate increased profits that more than offset soft demand for traditional carbonated soft drinks; and yes . . . strong operating cash flow further strengthens our balance sheet.”

-more-

National Beverage Corp.

“We, today, operate the Beverage Company of the Future,” Caporella shared with a group of management personnel recently. “EPS certainly is a strong indication of performance – but, should one wish to profoundly predict the future of a soft drink company – throw EPS in the trash basket. First, EPS is always a measure of ‘what’ happened! To predict the future, we must know what is ‘going’ to happen. The only true indicator of this is: Creative/Innovation that produces brands/products that the consumer certainly wants. Additionally, be certain by validation of authenticity that the beverages created explicitly confirm the wishes of a discriminating consumer! Finally – bet on a visionary who repeatedly hits the mark; designing with optically creative goodness like . . . LaCroix! That’s how it’s done.

Consumer demand for healthy and refreshing alternatives to high-calorie colas will fundamentally change our industry in the coming years. Our results confirm the DNA of this Company today – providing our Shareholders and Team National their finest future possible,” concluded Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.

Consolidated Results for the Six Months Ended

November 1, 2014 and October 26, 2013

(in thousands, except per share amounts)

	Six Months Ended
	November 1,	October 26,
	2014	2013

Net Sales	$338,212	$340,019

Net Income	$28,321	$24,567

Earnings Per Common Share
Basic	$.61	$.52
Diluted	$.60	$.52

Average Common Shares Outstanding
Basic	46,339	46,330
Diluted	46,536	46,514

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users of this financial information with additional insights into the operating performance of the business. EBITDA (in thousands) for the six-month periods ended November 1, 2014 and October 26, 2013 and the twelve-month period ended November 1, 2014 of $49,182, $43,578 and $81,066, respectively, is calculated by adding the following expenses back to Net Income for each of the periods: Depreciation and Amortization of $6,053, $5,831 and $11,930; Net Interest Expense of $219, $355 and $509; and Provision for Income Taxes of $14,589, $12,825 and $21,238.